Exhibit 4.1

EXECUTION VERSION

RIGHTS AGREEMENT

between

EPIQ SYSTEMS, INC.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Rights Agent

Dated as of September 18, 2014

i

RIGHTS AGREEMENT

This Rights Agreement (this “Agreement”) dated as of September 18, 2014 is between EPIQ Systems, Inc., a Missouri corporation (the “Company”), and Wells Fargo Bank, National Association (the “Rights Agent”).

The Board of Directors of the Company (the “Board”) has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as defined below) outstanding on the Close of Business (as defined below) on September 29, 2014 (the “Record Date”) and has authorized the issuance of one Right with respect to each additional Common Share issued by the Company between the Record Date and the earlier of the Distribution Date and the Expiration Time (each as defined below) and with respect to additional Common Shares that shall become outstanding after the Distribution Date as provided in Section 22, each Right initially representing the right to purchase one Unit (as defined below), upon the terms and subject to the conditions below.

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties agree as follows:

1.                                      Definitions.  For purposes of this agreement, the following terms have the meanings indicated:

1.1                               “Acquiring Person” means any Person who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner of 10% or more of the Common Shares then outstanding, but shall not include any Exempt Person or any Person who becomes the Beneficial Owner of 10% or more of the Common Shares then outstanding solely as the result of a bona fide gift or by will or intestate succession.

Notwithstanding the foregoing, no Existing Holder shall be deemed to be an Acquiring Person; provided, however, that if an Existing Holder shall (i) become the Beneficial Owner of any additional Common Shares (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares,  pursuant to a split or subdivision of the outstanding Common Shares or under Company equity compensation plans or other compensation agreements or arrangements) or (ii) cease to be the Beneficial Owner of 10% or more of the Common Shares then outstanding, such Existing Holder shall thereafter cease to be considered an Existing Holder and this paragraph shall have no further force or effect with respect to such Person.

Notwithstanding the foregoing paragraphs of this Section 1.1, no Person shall become an Acquiring Person as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by such Person to 10% (or such other percentage as would otherwise result in such Person becoming an Acquiring Person) or more of the Common Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 10% or more of the Common Shares then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares (other than pursuant to additional share purchases by the Company, or a dividend or distribution paid or made by the Company on the outstanding Common Shares, or pursuant to a split or subdivision of the outstanding Common Shares), then such Person shall be deemed to be an Acquiring Person.

Notwithstanding the foregoing paragraphs of this Section 1.1, if the Board determines in good faith that a Person who would otherwise be an Acquiring Person has become such without actual knowledge (i) that it Beneficially Owns a percentage of Common Shares that would otherwise cause such Person to be an “Acquiring Person” or (ii) of the consequences of such Beneficial Ownership under this Agreement, and, in each case, without any plan or intention to change or influence control of the Company, and such Person promptly reduces (or promptly enters into an agreement with the Company, which agreement is satisfactory to the Board in its sole discretion, to reduce and subsequently reduces in accordance with the terms of such agreement) its, together with all Affiliates and Associates of such Person, Beneficial Ownership of Common Shares so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to have become an Acquiring Person for any purposes of this Agreement.

Notwithstanding the foregoing paragraphs of this Section 1.1, if a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Board determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

1.2                               “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

1.3                               “Agreement” has the meaning set forth in the Recitals to this Agreement.

1.4                               A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” and have “Beneficial Ownership” of any securities:

1.4.1  which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, in each case, as in effect on the date of this Agreement;

1.4.2  which such Person or any of such Person’s Affiliates or Associates has (i) the right or the obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (ii) the right to vote or dispose of, or direct the voting or disposal of, pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

1.4.3  which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has (i) any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1.4.2(ii)) or disposing of any securities of the Company, or (ii) any agreement, arrangement or understanding (written or oral) to cooperate (other than solely by provision of a revocable proxy or consent given by such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act)) in obtaining, changing or influencing the control of the Company; or

1.4.4  which are the subject of, or the reference securities for, or that underlie, any Derivative Interest of such Person or any of such Person’s Affiliates or Associates, with the number of Common Shares deemed Beneficially Owned being the notional or other number of Common Shares specified in the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of Common Shares is specified in such documentation, as determined by the Board in its sole discretion to be the number of Common Shares to which the Derivative Interest relates.

Notwithstanding anything in this Section 1.5 to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, means the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own hereunder.

1.5                               “Board” has the meaning set forth in the Recitals to this Agreement.

1.6                               “Book-Entry Shares” means uncertificated Common Shares registered in book-entry form.

1.7                               “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the state of New York are authorized or obligated by law or executive order to close.

1.8                               “Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day, it means 5:00 p.m., New York City time, on the next succeeding Business Day.

1.9                               “Common Shares” means the shares of Common Stock, par value $0.01 per share, of the Company, except that “Common Shares” when used with a specific reference to any Person other than the Company means the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

1.10                        “Company” has the meaning set forth in the Recitals to this Agreement.

1.11                        “Current Market Price” has the meaning set forth in Section 11.6.

1.12                        “Derivative Interest” means an interest in any derivative securities (as defined under Rule 16a—1 under the Exchange Act) that increases in value as the value of the underlying securities increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (i) such interest conveys any voting rights in such security, (ii) such interest is required to be, or is capable of being, settled through delivery of such security or (iii) transactions hedge the economic effect of such interest.

1.13                        “Distribution Date” means the earlier of the Close of Business on (i) the tenth Business Day after the Stock Acquisition Date (or, in the event the Board determines on or before such tenth Business Day to effect an exchange in accordance with Section 24 and determines in accordance with Section 24.3 that a later date is advisable, such later date) and (ii) the tenth Business Day (or such later date as may be determined by the Board prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person.

1.14                        “Earning Power” means the earning power of the Company and its Subsidiaries as determined in good faith by the Board on the basis of the operating earnings of each business operated by the Company and its Subsidiaries during the three fiscal years preceding the date of such determination (or, in the case of any business not operated by the Company or any Subsidiary during three full fiscal years preceding such date, during the period such business was operated by the Company or any Subsidiary).

1.15                        “Equivalent Preferred Shares” has the meaning set forth in Section 11.2.

1.16                        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.17                        “Exchange Ratio” has the meaning set forth in Section 24.1.

1.18                        “Exempt Person” means (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or (iv) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Shares for or pursuant to the terms of any such employee benefit plan.

1.19                        “Existing Holder” means any Person who, together with all Affiliates and Associates of such Person, as of the Close of Business on the date of the first public announcement of this Agreement, is the Beneficial Owner of 10% or more of the Common Shares then outstanding.

1.20                        “Expiration Time” means the earliest to occur of (i) the Close of Business on May 15, 2015, (ii) the Redemption Time, or (iii) the effective time of an exchange of the Rights pursuant to Section 24.

1.21                        “NASDAQ” means The NASDAQ Stock Market LLC.

1.22                        “Person” means any individual, firm, corporation, partnership, unincorporated organization, business trust, trust, syndicate, joint venture, limited liability company, association, group (as such term is used in Rule 13d-5 under the Exchange Act, as such Rule is in effect on the date of this Agreement) or other entity, and, in each case, shall include any successor (by merger or otherwise) of any such Person.

1.23                        “Preferred Shares” means shares of Series A Participating Preferred Stock, par value $0.01 per share, of the Company having such rights and preferences as are set forth in the form of Certificate of Designation set forth as Exhibit A hereto, as the same may be amended from time to time.  For the avoidance of doubt, any reference in this Agreement to Preferred Shares shall be deemed to include any authorized fraction of a Preferred Share, unless the context otherwise requires.

1.24                        “Purchase Price” has the meaning set forth in Section 7.2.

1.25                        “Record Date” has the meaning set forth in the Recitals to this Agreement.

1.26                        “Redemption Price” has the meaning set forth in Section 23.1.

1.27                        “Redemption Time” has the meaning set forth in Section 23.2.

1.28                        “Right” has the meaning set forth in the Recitals to this Agreement.

1.29                        “Right Certificate” means a certificate evidencing a Right in substantially the form of Exhibit B hereto.

1.30                        “Rights Agent” has the meaning set forth in the Recitals to this Agreement.

1.31                        “Securities Act” means the Securities Act of 1933, as amended.

1.32                        “Stock Acquisition Date” means the earlier (i) the first date of a public announcement by the Company that a Person has become an Acquiring Person, which announcement makes express reference to such status as an Acquiring Person pursuant to this Agreement, or (ii) the date on which the Company first has notice, direct or direct, formal or informal, that any Person has become an Acquiring Person; provided, however, that, for the avoidance of doubt, if such Person is determined not to have become an Acquiring Person pursuant to the last two paragraphs in the definition of Acquiring Person contained in Section 1.1, then no such Stock Acquisition Date shall have been deemed to have occurred.

1.33                        “Subsidiary” of any Person means any Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

1.34                        “Summary of Rights” means the Summary of Rights to Purchase Preferred Shares in substantially the form of Exhibit C hereto.

1.35                        “Trading Day” means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, a Business Day.

1.36                        “Transfer Tax” means any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including the Rights, Common Shares and Preferred Shares.

1.37                        “Unit” means one one-thousandth of a Preferred Share.

2.                                      Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten days prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

3.                                      Issue of Right Certificates.

3.1                               Until the Distribution Date (i) the Rights will be evidenced (subject to the provisions of Section 3.2) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be certificates for Rights) or, in the case of Book-Entry Shares, by notations in the respective book-entry accounts that evidence record ownership for such Common Shares and not by separate Right Certificates and (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will deliver or cause to be delivered (and the Rights Agent will, if requested, deliver) to each record holder of Common Shares as of the Distribution Date (other than to any Acquiring Person or any Associate or Affiliate of such Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto, evidencing one Right for each Common Share so held, subject to adjustment as provided herein. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates (or by book-entry notations).

3.2                               As soon as practicable after the Record Date, the Company will deliver or cause to be delivered a copy of the Summary of Rights to any holder of Rights who may so request from time to time prior to the Expiration Time. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights.  Until the earlier of the Distribution Date and the Expiration Time, the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

3.3                               Certificates for Common Shares which become outstanding (including reacquired Common Shares referred to in Section 3.4) after the Record Date but prior to the earlier of (i) the Distribution Date and (ii) the Expiration Time shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between EPIQ Systems, Inc. and Wells Fargo Bank, National Association, as Rights Agent, dated as of September 18, 2014, as it may from time to time be amended or supplemented pursuant to its terms (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of EPIQ Systems, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. EPIQ Systems, Inc. will deliver to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights that are or were acquired or Beneficially Owned by Acquiring Persons or their Associates or Affiliates (each as defined in the Rights Agreement) may become null and void and may not be exercised or transferred to any Person.

With respect to any Book-Entry Shares, a legend in substantially similar form will be included in a notice to the record holder of such shares in accordance with applicable law. Notwithstanding the foregoing, the omission of the legend required hereby, the inclusion of a legend that makes reference to a rights agreement other than this Agreement or the failure to provide notice thereof will not affect the enforceability of any part of this Agreement or the rights of any holder of Rights.

3.4                               If the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

4.                                      Form of Right Certificates. The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or trading system, or to conform to usage. Subject to the other provisions of this Agreement, the Right Certificates shall entitle the holders thereof to purchase such number of Units as shall be set forth therein at the Purchase Price, but the amount and type of securities purchasable upon exercise and the Purchase Price shall be subject to adjustment as provided in Sections 11 and 13.  Receipt of a Right Certificate by any Person shall not preclude a later determination that such Rights are null and void pursuant to Section 11.1.2. The Company may implement such procedures as it deems appropriate, in its sole discretion, to minimize the possibility that Rights are received by Persons whose Rights would be null and void under Section 11.1.2. Notwithstanding anything to the contrary in this Agreement, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

5.                                      Countersignature and Registration.

5.1                               The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board or its Chief Executive Officer, its President or any of its Vice Presidents, either manually or by facsimile signature; shall have affixed thereto the Company’s seal or a facsimile thereof; and shall be attested by the Secretary or any Assistant Secretary of the Company or the Treasurer or an assistant treasurer of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned. If any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates nevertheless may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, is a proper officer of the Company to sign such Right Certificate, even if at the date of the execution of this Agreement such Person was not such an officer.

5.2                               Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the office of the Rights Agent designated for such purpose, books for registration of the transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, and the date of each of the Right Certificates.

6.                                      Transfer, Split-up, Combination and Exchange of Right Certificates; Lost, Stolen, Destroyed or Mutilated Right Certificates.

6.1                               Subject to the provisions of Section 14, at any time after the Distribution Date and prior to the Expiration Time, any Right Certificate (other than a Right Certificate representing Rights that have become null and void pursuant to Section 11.1.2 or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Right Certificate, entitling the registered holder to purchase a like number of

Units as the Right Certificate surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient for any Transfer Tax that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates.

6.2                               Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and, in case of mutilation, upon surrender to the Rights Agent and cancellation of the Right Certificate, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

7.                                      Exercise of Rights; Purchase Price; Expiration Time of Rights.

7.1                               Subject to Section 9.3, the registered holder of any Right Certificate (other than a holder whose Rights have become null and void pursuant to Section 11.1.2 or have been exchanged pursuant to Section 24) may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Right that is exercised and an amount equal to any applicable Transfer Tax required to be paid pursuant to Section 9, prior to the Expiration Time.

7.2                               The purchase price to be paid upon the exercise of each Right shall initially be $40.00 (the “Purchase Price”), shall be subject to adjustment in accordance with Sections 11 and 13, and shall be payable in lawful money of the United States of America in accordance with Section 7.3.

7.3                               Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and certificate properly completed and duly executed, accompanied by payment of the Purchase Price for the number of Rights exercised and an amount equal to any applicable Transfer Tax required to be paid by the holder of such Right Certificate in accordance with Section 9 by certified check, bank draft, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Shares certificates for the number of Units to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from any depositary agent for the Preferred Shares depositary receipts representing such number of Units as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs any such depositary agent to comply with such request; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Preferred Shares in accordance with Section 14; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. Notwithstanding the foregoing provisions of this Section 7.3, the Company may suspend (with prompt written notice thereof to the Rights Agent) the issuance of Preferred Shares and other securities upon exercise of a Right for a reasonable period, during which the Company seeks to register under the Securities Act, and any applicable securities law of any other jurisdiction, the Preferred Shares or other securities to be issued pursuant to the Rights; provided, however, that nothing contained in this Section 7.3 shall relieve the Company of its obligations under Section 9.3. Upon any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect.

7.4                               If the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14.

7.5                               Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of a Right Certificate upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company and the Rights Agent shall reasonably request.

8.                                      Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company other than upon the exercise thereof.  Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed stock certificates which have been canceled or destroyed by the Rights Agent.  The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation.  Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to rights certificates cancelled or destroyed by the Rights Agent.

9.                                      Status and Availability of Preferred Shares.

9.1                               The Company covenants and agrees that it will cause to be reserved and kept available, out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

9.2                               The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

9.3                               The Company shall use its reasonable best efforts to (i) file, as soon as practicable following the later of the Stock Acquisition Date and Distribution Date, or as soon as is otherwise required by law, a registration statement under the Securities Act and the Exchange Act on an appropriate form, with respect to the Preferred Shares purchasable upon exercise of the Rights, (ii) cause any such registration statement to become effective as soon as practicable after such filing, and (iii) cause any such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the date as of which the Rights are no longer exercisable for Preferred Shares and the Expiration Time. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

9.4                               The Company further covenants and agrees that it will pay when due and payable any and all United States federal and state Transfer Taxes which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, and shall not be required to issue or deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

10.                               Preferred Shares Record Date.  Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable Transfer Tax) was made; provided, however, that, if the date of such surrender and payment is a date upon which the relevant Preferred Shares transfer books are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which such Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books are open.

11.                               Adjustment of Purchase Price, Number of Shares or Number of Rights.

11.1                        General.

11.1.1  In the event the Company shall at any time after the date of this Agreement (i) declare a dividend on the Preferred Shares payable in Preferred Shares, (ii) subdivide the outstanding Preferred Shares, (iii) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (iv) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11.1, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

11.1.2  Subject to the second paragraph of this Section 11.1.2 and to Section 24, on the Stock Acquisition Date, each Right shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms of this Agreement that number of Units as shall equal the result obtained by dividing the then current Purchase Price by 50% of the then Current Market Price per Unit (determined pursuant to Section 11.6) on the Stock Acquisition Date.

From and after the Stock Acquisition Date, any Rights that are or were acquired or Beneficially Owned by an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) (including, for the avoidance of doubt, any Rights held by a counterparty to any Derivative Interest to which the Acquiring Person is a party) on or after the Stock Acquisition Date shall be null and void, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement or otherwise. No Right Certificate shall be issued (i) pursuant to Section 3 to any Person whose Rights would be null and void pursuant to this Section 11.1.2 or (ii) at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to this Section 11.1.2 or to any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate. Any Right Certificate delivered to the Rights Agent for transfer to a Person whose Rights would be null and void pursuant to the preceding sentence shall be canceled.  Neither the Company nor the Rights Agent shall have liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

11.1.3  In lieu of issuing Units upon the exercise of a Right in accordance with Section 11.1.2, the Board may elect, to the extent permitted by applicable law, to substitute for any such Units any one or more of the following having, together with any Units issued upon the exercise of such Right, an aggregate value determined by the Board to be equal to the value of the Units issuable upon the exercise of a Right as provided in Section 11.1.2: cash, a reduction in the Purchase Price, other equity securities of the Company, debt securities of the Company or other assets.  For purposes of this Section 11.1.3, the value of a Unit shall be the Current Market Price per Unit (as determined pursuant to Section 11.6.2) as of the Stock Acquisition Date.

11.2                        If the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“Equivalent Preferred Shares”)) or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred Share or Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the then Current Market Price per Preferred Share (as determined pursuant to Section 11.6.2) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, (i) the numerator of which shall be (A) the number of Preferred Shares outstanding on such record date plus (B) the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares or Equivalent Preferred Shares to be offered (or the aggregate initial conversion price of the convertible securities to be offered) would purchase at such Current Market Price per Preferred Share and (ii) the denominator of which shall be (A) the number of Preferred Shares outstanding on such record date plus (B) the number of additional Preferred Shares or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. If such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

11.3                        If the Company fixes a record date for the distribution to all holders of Preferred Shares (including any distribution made in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11.2), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, (i) the numerator of which shall be the Current Market Price per Preferred Share (as determined pursuant to Section 11.6.2) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the evidences of indebtedness or assets to be distributed or of such subscription rights or warrants applicable to one Preferred Share and (ii) the denominator of which shall be such Current Market Price per Preferred Share; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed. If such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

11.4                        If, at any time after the date of this Agreement and prior to the Distribution Date, the Company (i) declares or pays any dividend on the Common Shares payable in Common Shares or (ii) effects a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise other than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (i) the number of Units purchasable after such event upon exercise of each Right shall be determined by multiplying the number of Units so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11.4 shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

11.5                        Other than in connection with a transaction contemplated by Section 11.4, if, at any time prior to the Distribution Date, the Company issues or distributes to all holders of Common Shares evidences of indebtedness or assets (other than a dividend payable in cash) or subscription rights or warrants (excluding those referred to in Section 11.2), then the Company will make such adjustments, if any, in the Purchase Price or the number of Rights or securities or other property purchasable upon exercise of Rights as the Board, in its sole discretion, may deem to be appropriate under the circumstances in order to adequately protect the interests of the holders of the Rights generally.

11.6                        Current Market Price.

11.6.1  For the purpose of any computation hereunder, the “Current Market Price” per Common Share on any date shall be deemed to be the average of the daily closing prices per share of such security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that if the Current Market Price per Common Share is determined during a period (i) following the announcement by the issuer of such security of (A) a dividend or distribution on such security payable in shares of such security or other securities convertible into such shares, or (B) any subdivision, combination or reclassification of such security, and (ii) prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Market Price per Common Share shall be appropriately adjusted to reflect the current market price per share equivalent of such security. The closing price for each day shall be the last sale price or, if no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by NASDAQ, or, if on any such date the security is not listed or admitted to trading on NASDAQ, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected by the Board.

11.6.2  For the purpose of any computation hereunder, the “Current Market Price” per Preferred Share shall be determined in accordance with the method set forth in Section 11.6.1. If the Preferred Shares are not publicly traded, the “Current Market Price” per Preferred Share shall be conclusively deemed to be the Current Market Price per Common Share as determined pursuant to Section 11.6.1 (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof) multiplied by one thousand. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “Current Market Price” with respect to each such security means the fair value per share as determined in good faith by the Board, whose determination shall be set forth in a statement filed with the Rights Agent.  For all purposes of this Agreement, the “Current Market Price” per Unit shall be equal to the “Current Market Price” per Preferred Share divided by 1,000.

11.7                        No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11.7, any adjustment required by this Section 11 shall be made no later than three years from the date of the transaction which requires such adjustment.

11.8                        If, as a result of an adjustment made pursuant to Section 11.1, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Units, the number of such other shares so receivable upon exercise of any Right shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11.1 through 11.3, inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

11.9                        All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

11.10                 Unless the Company exercises its election as provided in Section 11.11, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11.2, 11.3 and 11.5, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted

Purchase Price, that number of Units (calculated to the nearest one ten-thousandth of a Unit) obtained by (i) multiplying the number of Units covered by a Right immediately prior to the adjustment pursuant to this Section 11.10 by the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

11.11                 The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of Units purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Units for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one hundred-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. The record date may be the date on which the Purchase Price is adjusted or any day thereafter but, if Right Certificates have been distributed, shall be at least ten days after the date of the public announcement. If Right Certificates have been distributed, upon each adjustment of the number of Rights pursuant to this Section 11.11, the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

11.12                 Irrespective of any adjustment or change in the Purchase Price or the number of Units issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Units which were expressed in the initial Right Certificates issued hereunder.

11.13                 Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the Preferred Shares issuable upon exercise of the Rights, the Company shall, subject to Sections 11.1.1, 11.2 and 11.3, take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Preferred Shares at such adjusted Purchase Price.

11.14                 If this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may defer, until the occurrence of such event, issuing to the holder of any Right exercised after such record date Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring adjustment.

11.15                 Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any (i) combination or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the Current Market Price per Preferred Share, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares, or (v) issuance of any rights, options or warrants referred to in Section 11.2 made by the Company after the date of this Agreement to holders of its Preferred Shares shall not be taxable to such stockholders.

12.                               Certificate of Adjustment.  Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall promptly (i) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (ii) file with the Rights Agent and with each transfer agent for the Common Shares and the Preferred Shares a copy of such certificate, and (iii) if such adjustment occurs following a Distribution Date, deliver or cause to be delivered a brief summary thereof to each holder of a Right Certificate in accordance with Section 25; provided, however, that the failure to give, or any defect in, any such certificate or notice shall not affect the validity of such adjustment.

13.                               Consolidation, Merger, Share Exchange, Sale or Transfer of Assets or Earning Power.

13.1                        In the event that, at any time on or after a Stock Acquisition Date, (i) the Company consolidates or merges or participates in a statutory share exchange with any other Person if, immediately prior to the time of consummation of the consolidation, merger or statutory share exchange or at the time the Company enters into any agreement with respect to any such consolidation, merger or statutory share exchange, the Acquiring Person is the Beneficial Owner of 50% or more of the outstanding Common Shares or controls the Board and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such consolidation, merger or statutory share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of the Common Shares or (B) the Person with whom the transaction or series of transactions occurs is the Acquiring Person or an Affiliate or Associate of the Acquiring Person; or (ii) the Company sells or otherwise transfers (or one or more of its Subsidiaries sell or otherwise transfer), in one or more transactions, assets or Earning Power aggregating 50% or more of the assets or Earning Power of the Company and its Subsidiaries (taken as a whole) to any Person other than the Company or one or more of its Subsidiaries if, at the time of the entry by the Company or any such Subsidiary) into an agreement with respect to such sale or transfer of assets, the Acquiring Person or any of its Affiliates or Associates controls the Board, then proper provision shall be made so that (A) each Right (except as otherwise provided herein) shall thereafter constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms of this Agreement, that number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) equal to the result obtained by dividing the then current Purchase Price by 50% of the then Current Market Price per Common Share of such other Person (determined pursuant to Section 11.6 hereof) on the date of consummation of such consolidation, merger, share exchange, sale or transfer; (B) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, share exchange, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such issuer; and (D) such issuer shall take steps (including the reservation of a sufficient number of its Common Shares in accordance with Section 9) in connection with such consummation as may be necessary to ensure that the provisions hereof shall thereafter be applicable in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.

13.2                        The Company shall not consummate any such consolidation, merger, share exchange, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for such issuer’s compliance with this Section 13. The Company shall not enter into any transaction of the kind referred to in this Section 13 if, at the time of such transaction, there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall apply to successive consolidations or mergers or share exchanges or sales or other transfers.

14.                               Fractional Rights and Fractional Shares.

14.1                        The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. If the Company shall determine not to issue such fractional Rights (i.e., Rights to acquire less than one Unit), then, in lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14.1, the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price or, if no such sale takes place on such day, the average of the closing bid and asked prices, or if on any such date the Rights are not listed or admitted to trading on NASDAQ, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected by the

Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

14.2                        The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of Units) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of Units). Fractions of Preferred Shares in integral multiples of Units may, at the election of the Company, be evidenced by depositary receipts, pursuant to an agreement between the Company and a depositary selected by the Company; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of Units, the Company shall pay to each registered holder of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share as the fraction of one Preferred Share that such holder would otherwise receive upon the exercise of the aggregate number of Rights exercised by such holder. For purposes of this Section 14.2, the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to Section 11.6) for the Trading Day immediately prior to the date of such exercise.

14.3                        The holder of a Right by the acceptance of the Right expressly waives any right to receive fractional Rights or fractional Units upon exercise of a Right.

15.                               Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, the Board or the Company, are vested in the respective registered holders of the Right Certificates and, prior to the Distribution Date, the registered holders of the Common Shares. Any registered holder of any Right Certificate or, prior to the Distribution Date, of Common Shares may, without the consent of the Rights Agent or of the holder of any other Right Certificate or, prior to the Distribution Date, of Common Shares, on such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

16.                               Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

16.1                        prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

16.2                        after the Distribution Date, the Right Certificates are transferable only on the registry books maintained by the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer with a completed form of certification; and

16.3                        the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

17.                               Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends, or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

18.                               Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable and documented out-of-pocket expenses incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence or willful misconduct on the part of the Rights Agent or its director, officers, employees, Affiliates or agents, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim or liability arising therefrom, directly or indirectly.

The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Shares, Preferred Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be duly executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20.

19.                               Merger, Share Exchange, Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may effect a share exchange or be consolidated, or any corporation resulting from any merger, share exchange or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. If, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of any predecessor Rights Agent and deliver such Right Certificates so countersigned. If, at that time, any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of any predecessor Rights Agent or in the name of the successor Rights Agent. In all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

If, at any time, the name of the Rights Agent changes and any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned. If, at that time, any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name. In all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

20.                               Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations set forth in this Agreement. The Rights Agent shall perform those duties and obligations upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

20.1                        The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

20.2                        Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is specifically prescribed herein) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company

and delivered to the Rights Agent, and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

20.3                        The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same. All such statements and recitals are and shall be deemed to have been made by the Company only.

20.4                        The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12 describing such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any such securities will, when so issued, be validly authorized and issued, fully paid, and non-assessable.

20.5                        The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

20.6                        The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chief Executive Officer, the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties. The Rights Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken, or omission of such action, by the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

20.7                        The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company, or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

20.8                        The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents. The Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided that reasonable care was exercised in the selection and continued employment of such attorneys or agents.

20.9                        From time to time after the Distribution Date, upon the written request of the Company, the Rights Agent will promptly deliver to the Company a list, as of the most reasonable practicable date (or as of such earlier date as my be specified by the Company), of the record holders of Rights and Rights Certificates.

21.                               Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days written notice to the Company (or such lessor notice as is acceptable to the Company) and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and, after the Distribution Date, to the holders of the Right Certificates. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or trust company organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has, along with its Affiliates, at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, and the predecessor Rights Agent shall deliver and transfer to the Company or the successor Rights Agent all books, records, funds, certificates or other documents or instruments of any kind held by it hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and, after the Distribution Date, deliver a notice in writing to the holders of the Right Certificates. Failure to send any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.  Upon appointment, any successor Rights Agent will, unless the context requires otherwise, be deemed to be the Rights Agent for all purposes of this Agreement.

22.                               Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Right Certificates to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the Expiration Time, the Company may, with respect to Common Shares so issued or sold (i) pursuant to the exercise of stock options; (ii) under any employment plan or arrangement; (iii) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, or (iv) pursuant to a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

23.                               Redemption.

23.1                        The Board may, at its option, at any time prior to the Stock Acquisition Date, redeem all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price, the “Redemption Price”). The redemption of the Rights by the Board may be made effective at such time, on such basis and subject to such conditions as the Board in its sole discretion may establish.

23.2                        Immediately upon the action of the Board electing to redeem the Rights, or, if the resolution of the Board electing to redeem the Rights states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event (the “Redemption Time”), and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten days after action of the Board ordering the redemption of the Rights, the Company shall deliver a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice delivered in the manner herein provided shall be deemed given, whether or not the holder receives the notice. If the payment of the Redemption Price is not included with such notice, each such notice shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than as specifically set forth in this Section 23 or in Section 24, other than in connection with the purchase of Common Shares prior to the Stock Acquisition Date.

24.                               Exchange.

24.1                        The Board may, at its option, at any time after the Stock Acquisition Date, exchange all of the then outstanding and exercisable Rights (which excludes Rights that have become null and void pursuant to Section 11.1.2) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of a majority of the Common Shares then outstanding. From and after the occurrence of an event specified in Section 13.1, any rights that theretofore have not been exchanged pursuant to this Section 24 shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24.

24.2                        Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 24.1, and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Units equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall deliver a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice delivered in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Preferred Shares for Rights will be effected.

24.3                        Notwithstanding anything in this Section 24 to the contrary, the exchange of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Without limiting the preceding sentence, the Board may (i) in lieu of issuing Common Shares to the Persons entitled thereto in connection with the exchange (such Persons, the “Exchange Recipients,” and such Common Shares, together with any dividends or distributions made on such shares, the “Exchange Property”) issue, transfer or deposit the Exchange Property to or into a trust or other entity that may hold such Exchange Property for the benefit of the Exchange Recipients (provided that such trust or other entity may not be controlled by the Company or any of its Affiliates or Associates and provided further that the trustee or similar fiduciary of the trust or other entity will attempt to distribute the Exchange Property to the Exchange Recipients as promptly as practicable), (ii) permit such trust or other entity to exercise all of the rights that a stockholder of record would possess with respect to any shares deposited in such trust or other entity and (iii) impose such procedures as are necessary to verify that the Exchange Recipients are not Acquiring Persons or Affiliates or Associates of Acquiring Persons as of any time periods established by the Board or such trust or other entity. In the event the Board determines, before the Distribution Date, to effect an exchange, the Board may delay the occurrence of the Distribution Date to such time as it deems advisable.

25.                               Notice of Certain Events.  If the Company shall at any time after the Distribution Date propose (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly cash dividend); (ii) to offer to the holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares); (iv) to effect any share exchange, consolidation or merger into or with any other Person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or Earning Power of the Company and its Subsidiaries (taken as a whole) to any other Person; (v) to effect the liquidation, dissolution or winding-up of the Company; or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares, or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, share exchange, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of the Common Shares or Preferred Shares or both, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares or Preferred Shares or both, whichever shall be the earlier.

26.                               Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be deemed given upon receipt by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

EPIQ Systems, Inc.

501 Kansas Avenue

Kansas City, Kansas  66105

Attention: Corporate Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be deemed given upon receipt by overnight delivery service, fax (when such fax is transmitted to the fax number set forth below and confirmation of transmission is received), or registered or certified mail addressed (until another address is filed in writing with the Company) as follows:

Wells Fargo Bank, National Association

1110 Centre Pointe Curve

Suite 101

MAC N9173-010

Mendota Heights, MN 55120

Attention: Client Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right or Right Certificate (or if prior to the Distribution Date, to the holder of Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.  Notwithstanding anything to the contrary in this Agreement, prior to the Distribution Date, the issuance of a press release or the making of a publicly-available filing by the Company with the Securities and Exchange Commission will constitute sufficient notice by the Rights Agent or the Company to the holders of securities of the Company, including the Rights, for all purposes of this Agreement and no other notice need be given.

27.                               Supplements and Amendments. Prior to the Stock Acquisition Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holder of Rights or Common Shares. From and after the Stock Acquisition Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holder of Rights, Common Shares or Preferred Shares in order to cure any ambiguity, to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective (including any change in order to satisfy any applicable law, rule or regulation) or to supplement or amend any provision hereunder in any manner that would not materially adversely affect the interests of the holders of Rights (other than an Acquiring Person and its Affiliates and Associates). Any supplement or amendment authorized by this Section 27 will be evidenced by a writing signed by the Company and the Rights Agent. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that adversely affects the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent.

28.                               Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

29.                               Benefits of This Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares in their capacity as holders of the Rights) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares in their capacity as holders of the Rights).

30.                               Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid, void or unenforceable language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board.

31.                               Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the state of Missouri and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.

32.                               Exclusive Jurisdiction.

32.1                        The Company and the registered holders of Rights Certificates (and, prior to the Distribution Date, the registered holders of Common Shares) each hereby irrevocably submits to the exclusive jurisdiction of the Circuit Courts of Jackson County in the State of Missouri, or, if such court lacks subject matter jurisdiction, the United States District Court for the Western District of Missouri, over any suit, action or proceeding arising out of or relating to or concerning this Agreement. The Company and the registered holders of Right Certificates (and, prior to the Distribution Date, the registered holders of Common Shares) each acknowledge that the forum designated by this Section 32.1 has a reasonable relation to this Agreement and to such Persons’ relationship with one another.

32.2                        The Company and the registered holders of Rights Certificates (and, prior to the Distribution Date, the registered holders of Common Shares) each hereby waive, to the fullest extent permitted by applicable law, any objection that they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in Section 32.1 (or the appellate courts thereof). The Company and the registered holders of Rights Certificates (and, prior to the Distribution Date, the registered holders of Common Shares) each undertake not to commence any action subject to this Agreement in any forum other than the forum described in Section 32.1. The Company and the registered holders of Rights Certificates (and, prior to the Distribution Date, the registered holders of Common Shares) each hereby agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding brought in any such court will be conclusive and binding upon such Persons.

33.                               Counterparts. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

34.                               Descriptive Headings. Descriptive headings of the sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

35.                               Administration. The Board (or an authorized committee thereof) shall have the exclusive power and authority to administer and interpret the provisions of this Agreement and to exercise all rights and powers specifically granted to the Board or the Company, or as may be necessary or advisable in the administration of this Agreement (including a determination as to whether to redeem the Rights or to amend or supplement this Agreement). All such actions, calculations, determinations and interpretations which are done or made by the Board (or an authorized committee thereof) in good faith shall be final, conclusive and binding on the Company, the Rights Agent, holders of the Rights and all other parties and shall not subject the Board to any liability, including to the holders of the Rights.

36.                               Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control, including acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

EPIQ SYSTEMS, INC.

By:	/s/ Tom W. Olofson
Name: Tom W. Olofson
Title: Chairman and CEO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Rights Agent

By:	/s/ Andrea Severson
Name: Andrea Severson
Title: AVP-Client Services

EXHIBIT A

FORM

of

CERTIFICATE OF DESIGNATION

of

PARTICIPATING PREFERRED STOCK, SERIES A

of

EPIQ SYSTEMS, INC.

(Pursuant to Section 351.180 of the General and Business Corporation Law of Missouri)

EPIQ Systems, Inc., a corporation organized and existing under the General and Business Corporation Law of Missouri (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 180 of the General and Business Corporation Law of Missouri at a meeting duly called and held on September 18, 2014:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Restated For Profit Articles of Incorporation of the Corporation (the “Articles”), the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Section 1.                                           Designation and Amount.  The shares of this series shall be designated as “Participating Preferred Stock, Series A” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 100,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2.                                           Dividends and Distributions.

(A)                               Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)                               The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no cash dividend shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, during the period between the first issuance of any share or fraction of a share of Series A Preferred Stock, a dividend of $0.10 per whole share of Series A Preferred Stock shall nevertheless accrue on such subsequent Quarterly Dividend Payment Date or the first Quarterly Dividend Payment Date, as the case may be.

(C)                               Dividends due pursuant to paragraph (A) of this Section shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall (i) be not more than 60 days prior to the date fixed for the payment thereof, and (ii) shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

Section 3.                                           Voting Rights.  The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A)                               Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)                               Except as otherwise provided in the Articles, including any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)                               Except as set forth herein, or as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.                                           Certain Restrictions.

(A)                               Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)                                     declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)                                  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii)                               redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock.

(B)                               The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.                                           Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  The Corporation shall take all such actions as are necessary to cause all such shares to become authorized but unissued shares of Preferred Stock that may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in the Articles, including any Certificate of Designations creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

Section 6.                                           Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Corporation the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.                                           Consolidation, Merger, Etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.                                           Amendment.  The Articles shall not be amended in any manner, including in a merger or consolidation, which would alter, change, or repeal the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Section 9.                                           Rank.  The Series A Preferred Stock shall rank, with respect to the payment of dividends and upon liquidation, dissolution and winding up, junior to all series of Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its duly authorized officer this 18 day of September, 2014.

EPIQ SYSTEMS, INC.

By:
Name:
Title:

EXHIBIT B

Form of Right Certificate

Certificate No. R-	Rights

NOT EXERCISABLE AFTER MAY 15, 2015 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES, RIGHTS THAT ARE OR WERE ACQUIRED OR BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

Right Certificate

EPIQ SYSTEMS, INC.

This certifies that                                                       , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 18, 2014 (the “Rights Agreement”), between EPIQ Systems, Inc., a Missouri corporation (the “Company”), and Wells Fargo Bank, National Association (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to Expiration Time (as such term is defined in the Rights Agreement), at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Participating Preferred Stock, Series A, par value $0.01 per share (the “Preferred Shares”), of the Company, at a purchase price of $40.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the certification and the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of September 18, 2014, based on the Preferred Shares as constituted at such date.  As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

From and after the occurrence of an event described in Section 11.1.2 of the Rights Agreement, if the Rights evidenced by this Right Certificate are or were at any time on or after the earlier of (x) the date of such event and (y) the Distribution Date (as such term is defined in the Rights Agreement) acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, at the Company’s option, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for shares of the Company’s Common Stock, par value $0.01 per share.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of                         ,           .

Attest:	EPIQ SYSTEMS, INC.

By:
Countersigned:

Rights Agent

By:
Authorized Signature

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                                                                        hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                               , Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Date:                               ,

Signature

Signature Guaranteed:

Signatures should be guaranteed by an eligible guarantor institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program).

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Form of Reverse Side of Right Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Right Certificate.)

To EPIQ Systems, INC.

The undersigned hereby irrevocably elects to exercise                                Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security

or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated:                                ,

Signature

Signature Medallion Guaranteed:

Signatures should be guaranteed by an eligible guarantor institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program).

Form of Reverse Side of Right Certificate — continued

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (in each case, as defined in the Rights Agreement).

Signature

NOTICE

The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

EXHIBIT C

SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES

The following is a summary of the terms of the Rights Agreement. It is qualified in its entirety by the full text of the Rights Agreement, which includes as Exhibit A the form of Certificate of Designation of the Participating Preferred Stock, Series A, of the Company (the “Preferred Shares”) and as Exhibit B the forms of Right Certificate and Election to Exercise). The Rights Agreement is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed September 18, 2014 and incorporated by reference herein.

General. The Rights will initially trade with, and will be inseparable from, the Common Shares. The Rights will not be evidenced by separate certificates or book-entry credits until they become exercisable. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that each Common Share will have a Right attached. The Rights will not be exercisable until the “Distribution Date” discussed below and, prior to exercise, a Right does not give its holder any dividend, voting or liquidation rights.

Exercise Price. Each Right will allow its holder to receive from the Company one one-thousandth of a Preferred Share for $40.00 (or, in certain circumstances, alternative consideration which may include cash, property or other securities of the Company), subject to adjustment in accordance with the terms of the Rights Agreement (the “Purchase Price”), once the Rights become exercisable. This fraction of a Preferred Share will give the shareholder approximately the same dividend, voting, and liquidation rights as would one Common Share.

Exercisability. The Rights will separate from the Common Shares and become exercisable at the earlier to occur of the following dates (or such later date as the Board of Directors may determine under certain circumstances):

•                  the tenth business day after the date of a public announcement, or public announcement of facts indicating, that a person or group has become an Acquiring Person (as discussed below); or

•                  the tenth business day after the date that any person or group commences or announces an intention to commence a tender or exchange offer that, if consummated, would result in that person or group becoming an Acquiring Person.

The date when the Rights become exercisable is referred to as the “Distribution Date.” After that date, the Rights will separate from the Common Shares and be evidenced by book-entry credits or by Rights certificates.

Acquiring Person. Subject to certain exceptions, an “Acquiring Person” generally means any person or group that acquires beneficial ownership of 10% or more of the Common Shares or, in the case of a shareholder that beneficially owns 10% or more of the Common Shares on the date of announcement of the Company’s adoption of the Rights Agreement, any such person or group that acquires any additional Common Shares. Beneficial ownership is defined to include, among other things, ownership of options, warrants and convertible securities, whether or not presently exercisable or convertible, as well as of Common Shares that are the subject of, or that reference securities for, or underlie certain derivative securities.

Consequences of Exercising the Rights. Prior to the expiration of the Rights, in the event that any person or group becomes an Acquiring Person, upon exercise in accordance with the terms of the Rights Agreement:

•                  each Right will constitute the right to purchase from the Company that number of Preferred Shares (or, in certain circumstances, alternative consideration which may include cash, property or other securities of the Company) having an aggregate current market price (determined in accordance with the Rights Agreement) equal to twice the Purchase Price for an amount in cash equal to the Purchase Price; or

•                  if the Company is involved in (i) a merger or consolidation or (ii) a sale of more than 50% of the Company’s assets or earning power, each Right will constitute the right to purchase from the surviving or resulting entity that number of shares of common stock of such entity having an aggregate current market price equal to twice the Purchase Price for an amount in cash equal to the Purchase Price.

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In either case, however, any Rights that are or were beneficially owned by an Acquiring Person (and such Acquiring Person’s affiliates or associates and, in each case, any transferee thereof) will be null and void.

Provisions of the Preferred Shares. If issued, each one one-thousandth of a Preferred Share:

•                  will not be redeemable;

•                  will entitle holders to certain dividend and liquidation payments;

•                  will generally have the same voting power as one Common Share; and

•                  will entitle holders to a per share payment equal to the payment made on one Common Share if Common Shares are exchanged by way of merger, consolidation, or similar transaction.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns a majority of the outstanding Common Shares, the Board of Directors may extinguish the Rights by exchanging one Common Share or an equivalent security for each Right, other than Rights held by the Acquiring Person or its affiliates or associates.

Redemption. The Board of Directors may redeem the Rights for $0.001 per Right at any time prior to such time as any person or group becomes an Acquiring Person.  If the Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, holders of Rights will only be entitled to receive the redemption price of $0.001 per Right. The redemption price will be adjusted in the event of a stock split or stock dividend with respect to the Common Shares.

Expiration. The Rights will expire on the earliest of (i) May 15, 2015, (ii) the date on which the Rights are redeemed as described above, and (iii) the effective time of an exchange of Rights as described above

Anti-Dilution Provisions. The Board of Directors shall have the right to adjust, among other things, the Purchase Price, as well as the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or Common Shares.

Supplements and Amendments. The Rights Agreement may be supplemented or amended by the Board of Directors without the consent of the holders of the Rights, except that, from and after such time as any person or group becomes an Acquiring Person, no such supplement or amendment may materially adversely affect the interests of the holders of the Rights (other than an Acquiring Person and its affiliates and associates).

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